RESIDENTIAL ASSET SECURITIES CORPORATION
                                  Depositor,




                        RESIDENTIAL FUNDING CORPORATION
                               Master Servicer,


                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   Trustee




                             --------------------


                          AMENDMENT NO. 2 dated as of
                             June 20, 1997 to the


                        Pooling and Servicing Agreement
                           Dated as of March 1, 1996


                             --------------------


                   Residential Asset Securities Corporation
                      Mortgage Pass-Through Certificates


                                Series 1996-KS1

            AMENDMENT No. 2 made as of this 20th day of June 1997, among Residential Asset Securities Corporation as depositor (the "Depositor"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and The First National Bank of Chicago, as trustee (the "Trustee").

                              W I T N E S S E T H

            WHEREAS, the Depositor, the Trustee and the Master Servicer entered into a Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 1996, relating to the issuance of Residential Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1996-KS1; and

            WHEREAS, the Depositor, the Master Servicer and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with Section 11.01(a)(vi) of the Agreement for the purpose of adding a provision to Section
4.07 of the Agreement.

            NOW,  THEREFORE,   in  consideration  of  the  mutual  premises  and
agreements herein, the Depositor, the Master Servicer and the Trustee agree as follows:

            Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

            Section 4.07 of the Agreement is hereby amended by adding the following to the end of the fifth sentence thereof:

            ; provided however, that with respect to the Mortgage Loans listed on Schedule A to Amendment No. 2 to this Agreement, purchased by the Master Servicer, any related Realized Loss shall not be allocated in accordance with the terms of the Agreement.

            Section 4.07 of the Agreement is hereby amended by adding the following to the end of the sixth sentence thereof:

            ; provided however, that with respect to the Mortgage Loans listed on Schedule A to Amendment No. 2 to this Agreement, purchased by the Master Servicer, the payment of the related Purchase Price will not be viewed as an advance and any Realized Loss will not be recoverable.

            Section 4.07 of the Agreement is hereby amended by adding the following to the end of the last sentence thereof:

            ; provided however, that with respect to the Mortgage Loans listed on Schedule A to Amendment No. 2 to this Agreement, purchased by the Master Servicer, such Mortgage Loans shall be treated as having been so purchased for purposes of performing the foregoing calculations and shall not be considered for purposes of performing the foregoing calculations for any time period prior or subsequent to such purchase.

      IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.


                          RESIDENTIAL ASSET SECURITIES
                                    CORPORATION


                                    By:
                                    Name:
                                    Title:



                                    RESIDENTIAL FUNDING CORPORATION


                                    By:
                                    Name:
                                    Title:



                                    THE FIRST NATIONAL
                                    BANK OF CHICAGO


                                    By:
                                    Name:
                                    Title:

CONSENTED TO:

MBIA INSURANCE COMPANY

By:
Name:
Title:

                                  SCHEDULE A
                             RASC SERIES 1996-KS1
                         MORTGAGE LOAN/REO REPURCHASES

    LOAN             Status
NUMBER

   1467511            FCLS
   1394439            FCLS
   1474222            FCLS
   1454733            FCLS
   1466049            FCLS
   1466086            FCLS
   1466127            FCLS
   1475843            FCLS
   1466155            FCLS
   1466045            FCLS
   1406881            FCLS
   1399645            FCLS
   1479602            FCLS
   1479570            FCLS
   1459496            FCLS
   1476665            FCLS
   1473914            FCLS
   1473697            FCLS
   1473740            FCLS
   1473909            FCLS
   1473655            FCLS
   1482109            FCLS
   1479340             REO



[NY01B:340005.1]  16069-00000  06/18/97 10:08pm

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